Exhibit 23.1
Consent of Independent Auditors
     We consent to the incorporation by reference in the registration statement on Form S-3 (No. 333-142278) and related Prospectus of DCP Midstream Partners, LP, and Form S-8 (No. 333-142271) of DCP Midstream Partners, LP of our report dated March 5, 2007, with respect to the consolidated financial statements of Discovery Producer Services LLC, included in the Current Report (Form 8-K) dated July 2, 2007, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP

Tulsa, Oklahoma
June 29, 2007